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Exhibit 10.21

Execution Copy

STOCK PURCHASE AGREEMENT

        This STOCK PURCHASE AGREEMENT (this "Agreement") is entered into as of November 20, 2006, by and among those persons set forth on Exhibit A hereto as "Sellers" (each, a "Seller" and collectively, the "Sellers"), PAR Investment Partners, L.P., a Delaware limited partnership (the "Buyer"), Allegiant Travel Company, LLC, a Nevada limited liability company (the "LLC"), and Allegiant Travel Company, a Nevada corporation (the "Company").

        WHEREAS, the LLC operates a low-cost passenger airline marketed to leisure travelers in small cities (the "Business");

        WHEREAS, in connection with the initial public offering (the "IPO") of the common stock, par value $.001 per share (the "Common Stock"), of the Company pursuant to a registration statement on Form S-1 (Reg. No. 333-134145) (the "Registration Statement"), the LLC will complete a reorganization transaction (the "Reorganization") whereby the Company will succeed to the Business of the LLC and the members of the LLC (the "Members") will become stockholders of the Company;

        WHEREAS, the Reorganization will be accomplished through a merger of the LLC with and into the Company (the "Merger") and the Members will receive shares of Common Stock in exchange for their shares of preferred and common membership interests in the LLC;

        WHEREAS, the Sellers are members of the LLC and will become record owners of shares of Common Stock upon completion of the Reorganization;

        WHEREAS, the Buyer desires to purchase from the Sellers and Sellers desire to sell to the Buyer shares of Common Stock that will be received by the Sellers in the Reorganization, each Seller selling the amount set forth opposite such Seller's name, on Exhibit A hereto (the "Shares"), pursuant to the terms and subject to the conditions set forth in this Agreement; and

        WHEREAS, the closing of the purchase and sale of the Shares pursuant hereto is conditioned upon the completion of the Reorganization and the simultaneous closing of the IPO.

        NOW, THEREFORE, in consideration of the foregoing and the mutual promises and covenants set forth below, the Buyer and the Sellers hereby agree as follows:

  1.     Sale of Shares.

        (a)   Purchase and Sale Closing.    Each Seller, severally and not jointly, agrees to sell to the Buyer, and the Buyer hereby agrees to purchase from each Seller, the number of shares of Common Stock set forth next to the name of such Seller on Exhibit A hereto at a price per share equal to 95.5% of the public offering price per share of the shares of Common Stock to be sold in the IPO (the "Purchase Price").

        (b)   Closing.    The closing of the sale and purchase of the shares of Common Stock (the "Closing") shall take place at the offices of Skadden, Arps, Slate, Meagher & Flom LLP, Four Times Square, New York, NY 10036, or at such other place as shall be agreed upon by the parties hereto, on the date that all of the conditions set forth in Section 6 of this Agreement are either satisfied or waived. At the Closing, the Company shall deliver to the Buyer certificates or other instruments representing the Seller's Shares, together with validly executed irrevocable stock powers in blank in the form attached as Exhibit C hereto. Delivery to the Buyer shall be made against payment to the Sellers of the full amount of the Purchase Price at the Closing.

        (c)   Payment of Purchase Price.    Payment by the Buyer of the Purchase Price shall be made by wire transfer of immediately available funds to an account specified in writing by each Seller.

  2.     Representations and Warranties.

        2.1   Representations and Warranties of the Company.    The Company represents and warrants to the Buyer as follows:

        (a)   Registration Statement.    The Registration Statement does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading.

        (b)   Independent Accountants.    The accountants who certified the financial statements and supporting schedules included in the Registration Statement are independent public accountants as required by the Securities Act of 1933, as amended (the "Securities Act") and the rules and regulations of the Securities and Exchange Commission (the "Commission") under the 1933 Act (the "1933 Act Regulations").

        (c)   Financial Statements.    The financial statements included in the Registration Statement, together with the related schedules and notes, present fairly the financial position of the Company and its consolidated subsidiaries at the dates indicated and the statements of operations, stockholders' equity and cash flows of the Company and its consolidated subsidiaries for the periods specified; said financial statements have been prepared in conformity with generally accepted accounting principles ("GAAP") applied on a consistent basis throughout the periods involved. The supporting schedules, if any, present fairly in accordance with GAAP the information required to be stated therein. The selected financial data and the summary financial information included in the Registration Statement present fairly the information shown therein and have been compiled on a basis consistent with that of the audited financial statements included in the Registration Statement. The pro forma financial statements and the related notes thereto included in the Registration Statement present fairly the information shown therein, have been prepared in accordance with the rules and guidelines of the Commission with respect to pro forma financial statements and have been properly compiled on the bases described therein, and the assumptions used in the preparation thereof are reasonable and the adjustments used therein are appropriate to give effect to the transactions and circumstances referred to therein. All disclosures contained in the Registration Statement regarding "non-GAAP financial measures" (as such term is defined by the rules and regulations of the Commission) comply with Regulation G of the Securities Exchange Act of 1934, as amended (the "Exchange Act") and Item 10 of Regulation S-K of the Securities Act, to the extent applicable.

        (d)   No Material Adverse Change in Business.    Since the dates as of which information is given in the Registration Statement, except as otherwise stated therein, (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Company and its subsidiaries considered as one enterprise, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Company or any of its subsidiaries, other than those in the ordinary course of business, which are material with respect to the Company and its subsidiaries considered as one enterprise, (C) there has been no dividend or distribution of any kind declared, paid or made by the Company on any class of its capital stock, and (D) there has been no prohibition or suspension of the operation of the Company's aircraft, including as a result of action taken by the Federal Aviation Administration or the Department of Transportation.

        (e)   Good Standing of the Company.    The Company has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Nevada and has corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and to enter into and perform its obligations under this Agreement; and the Company is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

        (f)    Good Standing of Subsidiaries.    Each "significant subsidiary" of the Company (as such term is defined in Rule 1-02 of Regulation S-X of the Securities Act) (each a "Subsidiary" and, collectively, the "Subsidiaries") has been duly organized and is validly existing as a limited liability company or corporation in good standing under the laws of the jurisdiction of its formation, has corporate or other power and authority to own, lease and operate its properties and to conduct its business as described in the Registration Statement and is duly qualified as a foreign corporation or limited liability company to transact business and is in good standing in each jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect; except as otherwise disclosed in the Registration Statement, all of the issued and outstanding equity interests of each such Subsidiary have been duly authorized and validly issued, are fully paid and non assessable and are owned by the Company, directly or through subsidiaries, free and clear of any security interest, mortgage, pledge, lien, encumbrance, claim or equity; none of the outstanding equity interests of any Subsidiary were issued in violation of the preemptive or similar rights of any securityholder of such Subsidiary. The only subsidiaries of the Company are the subsidiaries listed on Exhibit 21.1 to the Registration Statement.

        (g)   Capitalization.    The authorized, issued and outstanding capital stock of the Company is as set forth in the Registration Statement in the column entitled "Actual" under the caption "Capitalization" (except for subsequent issuances, if any, pursuant to this Agreement, pursuant to reservations, agreements or employee benefit plans referred to in the Registration Statement or pursuant to the exercise of convertible securities or options referred to in the Registration Statement). The shares of issued and outstanding capital stock have been duly authorized and validly issued and are fully paid and non assessable; none of the outstanding shares of capital stock was issued in violation of the preemptive or other similar rights of any securityholder of the Company.

        (h)   Authorization of Agreement.    This Agreement has been duly authorized, executed and delivered by the Company.

        (i)    Authorization and Description of Securities.    The Common Stock conforms to all statements relating thereto contained in the Registration Statement and such description conforms to the rights set forth in the instruments defining the same.

        (j)    Absence of Defaults and Conflicts.    Neither the Company nor any of its subsidiaries is in violation of its charter or bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which the Company or any of its subsidiaries is a party or by which it or any of them may be bound, or to which any of the property or assets of the Company or any subsidiary is subject (collectively, "Agreements and Instruments") except for such defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement and the consummation of the transactions contemplated herein and in the Registration Statement (including the corporate reorganization and Merger of the Company with Allegiant Travel Company, LLC, the issuance and sale of the securities and the use of the proceeds from the sale of the securities as described in the Registration Statement under the caption "Use of Proceeds") and compliance by the Company with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Company or any subsidiary pursuant to, the Agreements and Instruments (except for such conflicts, breaches, defaults or Repayment Events or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the charter or bylaws of the Company or any subsidiary or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Company or any subsidiary or any of their assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Company or any subsidiary.

        (k)   Absence of Labor Dispute.    Except as disclosed in the Registration Statement, no labor dispute with the employees of the Company or any subsidiary exists or, to the knowledge of the Company, is imminent, and the Company is not aware of any existing or imminent labor disturbance by the employees of any of its or any subsidiary's principal suppliers, manufacturers, customers or contractors, which, in either case, would result in a Material Adverse Effect.

        (l)    Absence of Proceedings.    There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Company, threatened, against or affecting the Company or any subsidiary, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might result in a Material Adverse Effect, or which might materially and adversely affect the properties or assets thereof or the consummation of the transactions contemplated in this Agreement, the Merger or the performance by the Company of its obligations hereunder or thereunder; the aggregate of all pending legal or governmental proceedings to which the Company or any subsidiary is a party or of which any of their respective property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, would not result in a Material Adverse Effect.

        (m)  Accuracy of Exhibits.    There are no contracts or documents which are required to be described in the Registration Statement or to be filed as exhibits thereto which have not been so described in the Registration Statement or filed as an exhibit thereto.

        (n)   Possession of Intellectual Property.    The Company and its subsidiaries own or possess, or can acquire on reasonable terms, adequate patents, patent rights, licenses, inventions, copyrights, know how (including trade secrets and other unpatented and/or unpatentable proprietary or confidential information, systems or procedures), trademarks, service marks, trade names or other intellectual property (collectively, "Intellectual Property") necessary to carry on the business now operated by them, and neither the Company nor any of its subsidiaries has received any notice or is otherwise aware of any infringement of or conflict with asserted rights of others with respect to any Intellectual Property or of any facts or circumstances which would render any Intellectual Property invalid or inadequate to protect the interest of the Company or any of its subsidiaries therein, and which infringement or conflict (if the subject of any unfavorable decision, ruling or finding) or invalidity or inadequacy, singly or in the aggregate, would result in a Material Adverse Effect.

        (o)   Absence of Further Requirements.    No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Company of its obligations hereunder, in connection with the sale of the Shares hereunder or the consummation of the transactions contemplated by this Agreement or the Merger, except such as have been already obtained or as may be required under the Securities Act or the 1933 Act Regulations or state securities laws.

        (p)   Absence of Manipulation.    The Company has not taken, and the Company will not take, directly or indirectly, any action which is designed to or which has constituted or which would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

        (q)   Possession of Licenses and Permits.    The Company and its subsidiaries possess such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies, including the Department of Transportation and the Federal Aviation Administration, necessary to conduct the business now operated by them, except where the failure so to possess would not, singly or in the aggregate, result in a Material Adverse Effect; the Company and its subsidiaries are in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, result in a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not, singly or in the aggregate, result in a Material Adverse Effect; and neither the Company nor any of its subsidiaries has received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

        (r)   Title to Property.    The Company and its subsidiaries have good and marketable title to all real property owned by the Company and its subsidiaries and good title to all other properties owned by them, in each case, free and clear of all mortgages, pledges, liens, security interests, claims, restrictions or encumbrances of any kind except such as (a) are described in the Registration Statement or (b) do not, singly or in the aggregate, materially affect the value of such property and do not interfere with the use made and proposed to be made of such property by the Company or any of its subsidiaries; and all of the leases and subleases material to the business of the Company and its subsidiaries, considered as one enterprise, and under which the Company or any of its subsidiaries holds properties described in the Registration Statement, are in full force and effect, and neither the Company nor any subsidiary has any notice of any material claim of any sort that has been asserted by anyone adverse to the rights of the Company or any subsidiary under any of the leases or subleases mentioned above, or affecting or questioning the rights of the Company or such subsidiary to the continued possession of the leased or subleased premises under any such lease or sublease.

        (s)   Investment Company Act.    The Company is not required, and upon the issuance and sale of the shares as contemplated in, and the application of the net proceeds therefrom as described in, the Registration Statement will not be required, to register as an "investment company" under the Investment Company Act of 1940, as amended (the "1940 Act").

        (t)    Environmental Laws.    Except as described in the Registration Statement and except as would not, singly or in the aggregate, result in a Material Adverse Effect, (i) neither the Company nor any of its subsidiaries is in violation of any federal, state, local or foreign statute, law, rule, regulation, ordinance, code, policy or rule of common law or any judicial or administrative interpretation thereof, including any judicial or administrative order, consent, decree or judgment, relating to pollution or protection of human health, the environment (including, without limitation, ambient air, surface water, groundwater, land surface or subsurface strata) or wildlife, including, without limitation, laws and regulations relating to the release or threatened release of chemicals, pollutants, contaminants, wastes, toxic substances, hazardous substances, petroleum or petroleum products, asbestos-containing materials or mold (collectively, "Hazardous Materials") or to the manufacture, processing, distribution, use, treatment, storage, disposal, transport or handling of Hazardous Materials (collectively, "Environmental Laws"), (ii) the Company and its subsidiaries have all permits, authorizations and approvals required under any applicable Environmental Laws and are each in compliance with their requirements, (iii) there are no pending or threatened administrative, regulatory or judicial actions, suits, demands, demand letters, claims, liens, notices of noncompliance or violation, investigation or proceedings relating to any Environmental Law against the Company or any of its subsidiaries and (iv) there are no events or circumstances that would reasonably be expected to form the basis of an order for clean-up or remediation, or an action, suit or proceeding by any private party or governmental body or agency, against or affecting the Company or any of its subsidiaries relating to Hazardous Materials or any Environmental Laws.

        (u)   Registration Rights.    Other than as disclosed in the Registration Statement, there are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Company under the Securities Act.

        (v)   Accounting Controls.    The Company and each of its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurances that (i) transactions are executed in accordance with management's general or specific authorization; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with GAAP and to maintain accountability for assets; (iii) access to assets is permitted only in accordance with management's general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. Except as described in the Registration Statement, since the end of the Company's most recent audited fiscal year, there has been (A) no material weakness in the Company's internal control over financial reporting (whether or not remediated) and (B) no change in the Company's internal control over financial reporting that has materially affected, or is reasonably likely to materially affect, the Company's internal control over financial reporting.

        (w)  Compliance with the Sarbanes-Oxley Act.    The Company has taken all necessary actions to ensure that, upon the effectiveness of the Registration Statement, it will be in compliance with all provisions of the Sarbanes-Oxley Act of 2002 and all rules and regulations promulgated thereunder or implementing the provisions thereof (the "Sarbanes-Oxley Act") that are then in effect and which the Company is required to comply with as of the effectiveness of the Registration Statement, and is actively taking steps to ensure that it will be in compliance with other provisions of the Sarbanes-Oxley Act not currently in effect, upon the effectiveness of such provisions, or which will become applicable to the Company at all times after the effectiveness of the Registration Statement.

        (x)   Payment of Taxes.    All United States federal income tax returns of the Company and its subsidiaries required by law to be filed have been filed and all taxes shown by such returns or otherwise assessed, which are due and payable, have been paid, except assessments against which appeals have been or will be promptly taken and as to which adequate reserves have been provided. The Company and its subsidiaries have filed all other tax returns that are required to have been filed by them pursuant to applicable foreign, state, local or other law except insofar as the failure to file such returns would not result in a Material Adverse Effect, and have paid all taxes due pursuant to such returns or pursuant to any assessment received by the Company and its subsidiaries, except for such taxes, if any, as are being contested in good faith and as to which adequate reserves have been provided. The charges, accruals and reserves on the books of the Company in respect of any income and corporation tax liability for any years not finally determined are adequate to meet any assessments or re-assessments for additional income tax for any years not finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect.

        (y)   Insurance.    The Company and its subsidiaries carry or are entitled to the benefits of insurance, with financially sound and reputable insurers, in such amounts and covering such risks as is generally maintained by companies of established repute and similar size engaged in the same or similar business, and all such insurance is in full force and effect. The Company has no reason to believe that it or any subsidiary will not be able (i) to renew its existing insurance coverage as and when such policies expire or (ii) to obtain comparable coverage from similar institutions as may be necessary or appropriate to conduct its business as now conducted and at a cost that would not result in a Material Adverse Change. Neither the Company nor any subsidiary has been denied any insurance coverage which it has sought or for which it has applied.

        (z)   Statistical and Market-Related Data.    Any statistical and market-related data included in the Registration Statement are based on or derived from sources that the Company believes to be reliable and accurate, and, to the extent required, the Company has obtained the written consent to the use of such data from such sources.

        (aa) Foreign Corrupt Practices Act.    Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or other person acting on behalf of the Company or any of its subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the "FCPA"), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any "foreign official" (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA and the Company and, to the knowledge of the Company, its affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

        (bb) Money Laundering Laws.    The operations of the Company are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the money laundering statutes of all jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines, issued, administered or enforced by any governmental agency (collectively, the "Money Laundering Laws") and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Company with respect to the Money Laundering Laws is pending or, to the best knowledge of the Company, threatened.

        (cc) OFAC.    Neither the Company nor, to the knowledge of the Company, any director, officer, agent, employee, affiliate or person acting on behalf of the Company is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department ("OFAC"); and the Company will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC.

        (dd) Air Carrier.    Allegiant Air LLC, a wholly owned subsidiary of the LLC, (i) is an "air carrier" within the meaning of 49 U.S.C. Section 40102(a) and (ii) holds an air carrier operating certificate issued by the Secretary of Transportation pursuant to Chapter 447 of Title 49 of the United States Code for aircraft capable of carrying 10 or more individuals or 6,000 pounds or more of cargo. Each of the Company, the LLC and Allegiant Air LLC is a "citizen of the United States" as defined in 49 U.S.C. Section 40102.

        2.2   Representations and Warranties of each Seller.    Each Seller, severally and not jointly, represents and warrants to the Buyer as follows:

        (a)   Disclosure.    Seller has reviewed and is familiar with Amendment No. 3 to the Registration Statement. As of the date of this Agreement, Amendment No. 3 to the Registration Statement, does not contain any untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading; provided, however, that the foregoing representation and warranty is limited to the name and address of such Seller and the number of shares of Common Stock beneficially owned by such Seller after giving effect to the sale of the shares in the IPO, which information has been furnished in writing by or on behalf of such Seller to the Company expressly for use therein. As of the date of this Agreement, Seller is not relying upon any material information concerning the Company or any subsidiary of the Company which is not set forth in Amendment No. 3 to the Registration Statement (and is otherwise required to be set forth in Amendment No. 3 to the Registration Statement) in making its decision to sell the Shares to be sold by Seller hereunder.

        (b)   Authorization.    This Agreement has been duly authorized, executed and delivered by or on behalf of Seller. This Agreement constitutes the valid and legally binding obligation of Seller, enforceable against Seller in accordance with its terms, subject to bankruptcy, reorganization, insolvency and other similar laws affecting the enforcement of creditors' rights generally and to general principles of equity.

        (c)   Noncontravention.    The execution and delivery by Seller of, and the performance by Seller of its obligations under this Agreement, the sale and delivery of the Shares to be sold by Seller, the consummation of the transactions contemplated herein and compliance by Seller with its obligations hereunder does not and will not contravene any provision of applicable law, or the certificate of incorporation or by laws or other organizational documents of Seller (if such Seller is an entity), or any agreement or other instrument binding upon Seller or any judgment, order or decree of any governmental body, agency or court having jurisdiction over Seller, and no consent, approval, authorization or order of, or qualification with, any governmental body or agency is required for the performance by Seller of its obligations under this Agreement, except such as may be required by the securities or "blue sky" laws and regulations of the various states in connection with the offer and sale of the Shares.

        (d)   Valid Title.    At the closing of the transactions contemplated hereby Seller will have valid title to the Shares to be sold by Seller free and clear of all security interests, claims, liens, equities or other encumbrances and the legal right and power, and all authorization and approval required by law, to enter into this Agreement and to sell, transfer and deliver the Shares to be sold by Seller.

        (e)   Delivery of Shares.    Upon payment by Buyer for the Shares to be sold by Seller pursuant to this Agreement, delivery of the Shares to be sold by Seller will pass valid title to such Shares, free and clear of any adverse claim within the meaning of Section 8-102 of the New York Uniform Commercial Code, to Buyer without notice of an adverse claim.

        (f)    Absence of Manipulation.    Seller has not taken, and will not take, directly or indirectly, any action which is designed to or which has constituted or would be expected to cause or result in stabilization or manipulation of the price of any security of the Company to facilitate the sale or resale of the Shares.

        (g)   Absence of General Solicitation or Advertising.    Within the preceding six months of this Agreement, no Seller has (i) offered any Shares by means of any general solicitation or general advertising within the meaning of Rule 502(c) under Regulation D under the Securities Act; (ii) contacted anyone (other than Buyer) seeking to sell his or its ownership interest in the LLC or the Company; (iii) provided information to anyone (other than Buyer) seeking to acquire an ownership interest in the LLC or the Company; or (iv) engaged or authorized anyone to take any of the actions described in (i), (ii) or (iii) above on his or its behalf.

        (h)   No Seller has taken any action which would jeopardize the qualification of the sale of Shares as being exempt from the registration requirements of the Securities Act.

        (i)    No Broker's Fees.    Seller has not entered into any contracts, agreements, arrangements or understandings with any person or firm to pay any finder's fee, brokerage commission or similar payment in connection with the sale of the Shares contemplated hereby, except for a placement fee payable to Merrill Lynch, Pierce, Fenner & Smith Incorporated in the amount set forth in that certain Private Sale Agency Agreement, which fee will be paid by the Sellers.

        2.3   Buyer Representations.

        (a)   The Buyer represents and warrants to each Seller that: (i) it is an institutional "accredited investor" as defined in Rule 501(a) promulgated under the Securities Act; (ii) it has sufficient knowledge and experience in investing in companies similar to the Company so as to be able to evaluate the risks and merits of its investment in the Company and it is able financially to bear the risks thereof; (iii) it has had an opportunity to discuss the Company's business, management and financial affairs with the Company's management; (iv) all documents, records, and information pertaining to its investment in the Common Stock and the Company that have been requested by it, have been made available or delivered to it prior to the date hereof; (v) its financial condition is such that it is able to bear the risk of holding the Shares for an indefinite period of time and can bear the loss of the entire investment in such securities; and (vi) it is not purchasing the Shares as the result of any form of general solicitation or general advertising and confirms that its initial interest in purchasing the Shares resulted from a meeting scheduled at the request of the Company and not as a result of the Buyer's review of public filings by the Company.

        (b)   This Agreement is made in reliance upon the Buyer's express representations that (i) the Shares being purchased by Buyer are being acquired for Buyer's own account (and not on behalf of any other person or entity) for the purpose of investment and not with a view to, or for sale in connection with, the distribution thereof, nor with any present intention of distributing or selling the Shares or any portion thereof, (ii) the Buyer was not organized for the specific purpose of acquiring the Shares and (iii) the Shares will not be sold by the Buyer without registration under the Securities Act or applicable state securities laws, or an exemption therefrom.

        (c)   The Buyer understands that the Shares being purchased by Buyer hereunder have not been registered under the Securities Act, or any state securities laws and are instead being offered and sold in reliance on an exemption from such registration requirements. Buyer represents and warrants that it is not aware of any facts or legal basis for the position that the sale of Shares is not exempt from such registration requirements. If and to the extent that Buyer has any right to rescind the purchase of the Shares contemplated hereunder as a result of such purchase not being exempt from the registration requirements of the Securities Act, Buyer waives any such rescission rights and agrees not to enforce any such rescission rights. The Buyer further understands that until such time as the Shares shall have been registered under the Securities Act and applicable state securities laws or shall have been transferred in accordance with an opinion of counsel reasonably satisfactory to the Company that such registration is not required, stop transfer instructions shall be issued to the Company's transfer agent, if any, or, if the Company transfers its own securities, a notation shall be made in the appropriate records of the Company with respect to such securities, and the certificate or certificates representing such securities shall bear a restrictive legend stating that such securities have not been registered under the Securities Act and applicable state securities laws and referring to restrictions on the transferability and sale thereof.

        The Buyer further understands that Buyer's representations and warranties hereunder will not preclude disposition of the Shares without registration thereof, in compliance with Rule 144 promulgated under the Securities Act ("Rule 144"). The Buyer understands and acknowledges, however, that there is not now available, and may not be available when Buyer wishes to sell the Shares, or any portion thereof, the adequate current public information with respect to the Company which would permit offers or sales of such securities pursuant to Rule 144, and, therefore, compliance with the Securities Act or some other exemption from the registration and prospectus delivery requirements of the Securities Act may be required for any such offer or sale.

        (d)   Authorization.    The Buyer has all requisite power and authority to execute and deliver this Agreement. This Agreement constitutes the valid and legally binding obligation of the Buyer, enforceable against the Buyer in accordance with its terms.

        (e)   Representations.    There are no representations, warranties, agreements or undertakings of the Sellers with respect to the transactions contemplated by this Agreement other than those set forth in this Agreement. The Buyer further represents and warrants that, in executing and delivering this Agreement, it has not relied on any statement or representation made by any legal counsel or investment advisor to, or other agent of, any of the Sellers.

        3.     Amendment to Registration Statement.    The Company hereby agrees to provide Buyer notice of any amendment to the Registration Statement that would materially change the price range reflected on the cover page of the prospectus forming a part of Amendment No. 3 to the Registration Statement (i.e., between $15.00 and $17.00 per share) or the number of shares to be sold in the IPO as reflected in such prospectus (the "Amendment Notice") at least two (2) hours prior to the filing of such amendment. In the event that Buyer receives an Amendment Notice, Buyer shall have the right, but not the obligation, within the two (2) hour period following receipt of the Amendment Notice, to terminate this Agreement by giving notice to the Company. Notwithstanding anything to the contrary contained in Section 8 hereof, notices under this Section 3 shall be given both by live telephone conversation and by email, in the case of Buyer, to Edward Shapiro or Gina DiMento (provided that the email is sent to both of such persons at the following email addresses: Shapiro@parcapital.com and DiMento@parcapital.com) and, in the case of the Company, to Maury Gallagher, Andrew Levy or Rob Goldberg (provided that the email is sent to all three of such persons at the following email addresses: mgallagher@allegiantair.com, alevy@allegiantair.com and RGoldberg@ellisfunk.com).

        4.     Information.    Each Seller acknowledges that the Buyer may hereafter possess nonpublic information concerning the Company not known to the Seller (the "Excluded Information"), including, without limitation, information which the Buyer may have received from the Company on a confidential basis or information received from other sources. The Excluded Information may or may not be material, may or may not have been publicly disclosed by or on behalf of the Company, and may or may not be available to the Seller from sources other than the Company or the Buyer. Seller acknowledges that such Seller has had adequate access to information to make an informed decision to sell the Shares to be sold by the Seller hereunder.

        5.     Waiver and Release.

        (a)   Buyer hereby (i) waives and releases any claim (whether for rescission, damages or otherwise) it may have against Sellers, the Company, any affiliate of any of the foregoing or any director, officer or agent of the foregoing (collectively, "Seller Parties") arising solely out of or based solely on any aspect of the sale of the Shares to Buyer being not exempt from registration or qualification under federal or state securities laws, (ii) agrees not, under any circumstances, to exercise any right of rescission arising solely out of or based solely on any aspect of the sale of the Shares to Buyer being not exempt from registration or qualification under federal or state securities laws, and (iii) if it is ultimately determined that the agreements and waivers contained in the preceding clauses (i) and (ii) are unenforceable, irrevocably agrees to contribute to Sellers (in the proportions set forth on Exhibit A hereto) any proceeds received by Buyer from Sellers as a result of any rescission action by Buyer based solely on any aspect of the sale of the Shares to Buyer being not exempt from registration or qualification under federal or state securities laws; provided, however, that (i), (ii) and (iii) shall not apply and Buyer will be free to pursue any claim against the Seller Parties and exercise any right of rescission arising out of or based on any aspect of the sale of the Shares to Buyer being not exempt from registration or qualification under federal or state securities laws if (A) any of the representations and warranties of the Sellers contained in Sections 2.2(g) and (h) are not true and correct in all respects and/or (B) there is any fraud by any of the Seller Parties in connection with the transactions contemplated by this Agreement.

        (b)   The Sellers hereby waive (i) any rights they may have under the Investors Agreement dated as of May 4, 2005, among the LLC, the Sellers and certain other individuals (the "Investors Agreement")

to have their shares in the LLC or the Company included in the Registration Statement and (ii) any rights to have their preferred shares in the LLC redeemed at the Liquidation Value thereof under Section 7 of the Certificate of Determination of Voting Powers, Designations, Preferences, Limitations, Restrictions and Relative Rights of the Series A Convertible Preferred Shares and Series B Convertible Preferred Shares of the LLC.

        6.     Conditions to the Closing.    The obligations of Seller and Buyer hereunder are subject to the satisfaction of the conditions set forth below on or before the Closing. If for any reason any of the conditions set forth in this Section 6 are not satisfied or waived by each party entitled to the benefit of such conditions at or prior to the Closing, or if the Closing shall not have occurred by February 28, 2007, then each of Seller and Buyer by written notice given to the other parties hereto shall have the right to elect to terminate this Agreement and each party shall be released from their obligations hereunder and shall have no further liability hereunder except that nothing herein shall relieve any party from liability for any breach of this Agreement prior to such termination.

        (a)   Conditions to Buyer's Obligation to Purchase the Common Stock at the Closing. The Buyer's obligation to purchase the Shares at the Closing is subject to the satisfaction of the following conditions:

          (i)    Representations and Warranties.    The representations and warranties made by the Sellers and the Company shall be true and correct in all material respects as of the date of this Agreement and as of the Closing (except to the extent such representations and warranties speak as of a specific date).

          (ii)   Reorganization.    The Reorganization shall have been consummated.

          (iii)  Amendment / Initial Public Offering.    This Agreement shall not have been terminated pursuant to Section 3 hereof. The Registration Statement shall have been declared effective and the IPO shall close simultaneously with the transactions contemplated hereby.

          (iv)  Investors Agreement.    The Company and the parties thereto shall have executed and delivered the amended and restated Investors Agreement substantially in the form attached as Exhibit B hereto.

          (v)   Delivery of Stock Certificates and Stock Powers.    The Company shall have delivered (A) the number of shares of Common Stock set forth opposite the name of each Seller on Exhibit A hereto and (B) validly executed irrevocable stock powers in blank in the form attached as Exhibit C hereto.

        (b)   Conditions to Obligations of each Seller at the Closing.    A Seller's obligation to sell the Shares at the Closing is subject to the satisfaction of the following conditions:

          (i)    Representations and Warranties True.    The representations and warranties made by the Buyer shall be true and correct in all material respects as of the date of this Agreement and as of the Closing (except to the extent such representations and warranties speak as of a specific date).

          (ii)   Initial Public Offering.    The Registration Statement shall have been declared effective and the IPO shall close simultaneously with the transactions contemplated hereby.

          (iii)  Payment of Purchase Price.    Buyer shall have paid the Purchase Price by wire transfer of immediately available funds to an account specified by each Seller.

        7.     Private Sale Agency Agreement.    No Seller will consent or agree to any amendment to that certain Private Sale Agency Agreement which would reduce the placement fee payable to Merrill Lynch, Pierce, Fenner & Smith Incorporated in such Private Sale Agency Agreement.

        8.     Notices.    Notices given hereunder shall be deemed to have been duly given, only if given in writing, and on (i) the date of personal delivery, or (ii) on the date one day after being delivered to a reputable overnight courier with proper delivery instructions, to the party being notified at his, her, or its address specified on the applicable signature page hereto or such other address as the addressee may subsequently notify the other party of in writing; provided that any such notice to any Seller shall also be copied concurrently to Greenberg Traurig, LLP, Met Life Building, 200 Park Avenue, New York, New York 10166, Attn: Daniel P. Raglan, Esq.

        9.     Consent to Merger.    As a Member of the LLC, each Seller hereby consents to and approves the Merger of the LLC with and into the Company pursuant to the terms of the Merger Agreement in substantially the form attached hereto as Exhibit D. This consent and approval shall survive any termination of this Agreement pursuant to Section 3.

        10.   Entire Agreement and Amendments.    This Agreement constitutes the entire agreement of the parties with respect to the subject matter hereof. This Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed, in the case of an amendment, by each of the parties hereto or, in the case of a waiver, by the party waiving compliance, except that, in the event of a Viva Assignment (as contemplated by Section 13), Declan F. Ryan, Maurice Mason and Anthony Carragher shall be substituted for Viva Air as Sellers in all respects and Exhibit A shall be amended as appropriate to reflect their respective ownership of Viva Air's Shares, in each case without the consent of any party hereto. No waiver shall be deemed a waiver of any subsequent breach or default of the same or similar nature.

        11.   Governing Law; Successors and Assigns.    This Agreement shall be governed by and interpreted in accordance with the laws of the State of New York and shall be binding upon the heirs, personal representatives, executors, administrators, successors and assigns of the parties without regard to the conflict of laws principles therein.

        12.   Severability.    The invalidity or unenforceability of any particular provision of this Agreement shall not affect the other provisions hereof, and this Agreement shall be construed in all respects as if such invalid or unenforceable provision were omitted, provided that such construction shall not substantially impair the bargained-for rights of any party hereto.

        13.   Benefit and Burden; Assigns.    This Agreement may not be assigned by a Seller without the prior written consent of the Buyer, except that Viva Air Limited ("Viva Air") may assign its rights under this Agreement (the "Viva Assignment") to Declan F. Ryan, Maurice Mason and Anthony Carragher in connection with the purchase of Viva Air's Shares (as set forth on Exhibit A attached hereto) by such parties; provided, that each of Declan F. Ryan, Maurice Mason and Anthony Carragher (i) assume all obligations of Viva Air under this Agreement and each such party will be deemed a Seller for all purposes under this Agreement and (ii) execute a counterpart signature page to this Agreement. This Agreement may not be assigned by Buyer without the prior written consent of each Seller.

        14.   Captions.    Captions are for convenience only and are not deemed to be part of this Agreement. All references herein to numbered Sections are to Sections of this Agreement unless otherwise indicated.

        15.   Survival and Indemnity.    The representations and warranties contained herein shall survive the Closing. Each party hereto, severally and not jointly, agrees to indemnify, defend and hold harmless each other party hereto from and against all costs, expenses, losses and damages (including, without limitation, reasonable attorney's fees and expenses, but excluding consequential damages) incurred by such party or parties (as the case may be) resulting from any misrepresentation or breach of warranty made by it.

        16.   Counterparts.    This Agreement may be executed in counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

        17.   Further Assurances.    The parties agree to execute such further instruments and to take such further action as may reasonably be necessary to carry out the intent of this Agreement.

        [Remainder of Page Intentionally Left Blank]

        IN WITNESS WHEREOF, this Stock Purchase Agreement has been executed as of the date and year first above written.

SELLERS:
COMVEST ALLEGIANT HOLDINGS, LLC
By:	Name: Title:
Address: c/o ComVest Allegiant Holdings II LLC One North Clematis Street Suite 3 West Palm Beach, FL 33401 Attention: Carl Kleidman
VIVA AIR LIMITED
By:	Name: Title:
Address: 4th Floor, Research Building NCI, IFSC Dublin 1, Ireland
Timothy P. Flynn
Address: 3291 N. Buffalo, Suite 8 Las Vegas, NV 89129
Ronald B. Booth
Address: 3291 N. Buffalo Drive, Suite 8 Las Vegas, NV 89129
George K. Connor

Address: 3291 N. Buffalo Drive, Suite 8 Las Vegas, NV 89129
Jeff Susa
Address: 3275 S. Jones, #105 Las Vegas, NV 89146
Mark F. Matthews
Address: 5260 N. Palm, Suite 400 Fresno, CA 93704
Sean P. Corrigan
Address: 2960 Traverse Creek Lane Las Vegas, NV 89135
Mitchell Allee
Address: 2727 North Grove Industrial, Suite 121 Fresno, CA 93727
BUYER:
PAR INVESTMENT PARTNERS, L.P.
By:	PAR Group, L.P. Its: General Partner
By:	PAR Capital Management, Inc. Its: General Partner

By:	Name: Edward L. Shapiro Title: Vice President
Address: c/o PAR Capital Management, Inc. One International Place, Suite 2401 Boston, MA 02110 Attention: Edward L. Shapiro Gina M. DiMento
LLC:
ALLEGIANT TRAVEL COMPANY, LLC
By:	Name: Title:
Address: 3301 Buffalo Drive, Suite B-9 Las Vegas, Nevada 89129 Attention: Chief Executive Officer
COMPANY:
ALLEGIANT TRAVEL COMPANY
By:	Name: Title:
Address: 3301 Buffalo Drive, Suite B-9 Las Vegas, Nevada 89129 Attention: Chief Executive Officer

Exhibit A
to
Stock Purchase Agreement

Seller	Number of Shares to be Sold
ComVest Allegiant Holdings, LLC	1,178,571
Viva Air Limited	353,571
Timothy P. Flynn	94,286
Mitchell Allee	100,000
Ronald B. Booth	4,714
George K. Connor	4,714
Jeff Susa	5,893
Mark F. Matthews	2,358
Sean P. Corrigan	5,893
TOTAL	1,750,000

Exhibit B
to
Stock Purchase Agreement

Amended and Restated Investors Agreement

Exhibit C
to
Stock Purchase Agreement

Form of Stock Power

STOCK POWER

        FOR VALUE RECEIVED, the undersigned does hereby sell, assign, transfer and convey unto PAR INVESTMENT PARTNERS, L.P., a Delaware limited partnership,                                                                           (          ) shares of common stock, par value $0.001 per share, of Allegiant Travel Company, a Nevada corporation (the "Company"), represented by Certificate No.           , and does hereby irrevocably constitute, appoint and instruct                                       , to transfer the said stock on the books of the Company, with full power of substitution.

Dated:                                             , 2006

[PRINT NAME OF STOCKHOLDER]
[By:	Name: Title:]

Exhibit D
to
Stock Purchase Agreement

Merger Agreement

QuickLinks

STOCK PURCHASE AGREEMENT
Exhibit A to Stock Purchase Agreement
Exhibit B to Stock Purchase Agreement
Amended and Restated Investors Agreement
Exhibit C to Stock Purchase Agreement
Form of Stock Power
STOCK POWER
Exhibit D to Stock Purchase Agreement
Merger Agreement